UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2019

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2019, SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim”), as sales agent, in connection with an “at the market offering” under which the Company from time to time may offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $5,000,000 (the “Shares”). Shares sold under the Distribution Agreement will be offered and sold pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333- 233869) (the “Registration Statement”) and a prospectus supplement and accompanying base prospectus that the Company filed with the Securities and Exchange Commission (the “SEC”) relating to the Shares on October 29, 2019.

Subject to the terms and conditions of the Distribution Agreement, Maxim will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Company has provided Maxim with customary indemnification rights, and Maxim will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross sales price of all Shares sold. In addition, pursuant to the terms of the Distribution Agreement, the Company has agreed to reimburse Maxim for the documented fees and costs of its legal counsel reasonably incurred in connection with (i) entering into the transactions contemplated by the Distribution Agreement in an amount not to exceed $40,000 in the aggregate (inclusive of an advance of $20,000 payable to Maxim upon entrance into the Distribution Agreement) and (ii) Maxim’s ongoing due diligence, drafting and other filing requirements arising from the transactions contemplated by the Distribution Agreement in an amount not to exceed $5,000 in the aggregate per calendar quarter. Sales of the Shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Distribution Agreement or terminate the Distribution Agreement. The Distribution Agreement will terminate upon the sale of all of the Shares under the Distribution Agreement unless terminated earlier by either party as permitted under the Distribution Agreement.

The Company currently intends to use the net proceeds from the offering, if any, for working capital, capital expenditures and other general purposes, including research and development of our product candidates (including clinical trial activities), and general and administrative expenses.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The legal opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the Company’s ability to sell Shares pursuant to the Distribution Agreement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these statements, results or sales will be achieved or completed due in part to risks and uncertainties inherent in the Company’s business, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on March 22, 2019 and August 14, 2019, respectively. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Equity Distribution Agreement, dated October 29, 2019, by and between SELLAS Life Sciences Group, Inc. and Maxim Group LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: October 30, 2019	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary